Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Joins Small Business Partner Programs

Aims to Help Government Agencies and Large Contractors Meet Small Business Contracting Goals

SAN ANTONIO, TEXAS, September 8, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced multiple small business program registrations. By law, the government directs at least 23 percent of all government buying to small firms and federal agencies are required to establish specific small business contracting goals negotiated with the Small Business Administration. During government Fiscal Year 2008, small business received over $93 billion in federal contracts.

The Obama Administration has made small business participation a central element of the economic stimulus package going forward. "It is essential that we provide our nation's small businesses with maximum practical opportunity to participate in federal government contracting," President Obama said in an August statement. GlobalSCAPE qualifies as a small business under SBA guidelines. The registrations announced today position the company to work with large system integrators and federal agencies as they contract to meet the SBA goals.

The federal systems integrators confirming GlobalSCAPE's small business registration include Northrop Grumman, Booz Allen Hamilton, Accenture, SAIC, EDS, and ManTech. "With these small business registrations, we are continuing to execute our government business development strategy," said Jim Morris, GlobalSCAPE's CEO. "GlobalSCAPE is an attractive partner for these companies because we have an established footprint and certifications in the government market, as well as the financial strength to ensure delivery on our commitments as a prime contractor or key subcontractor."

In addition, GlobalSCAPE has registered with the Department of the Army Office of Small Business Programs (Washington, D.C.), U.S. Navy Air Systems Command (Patuxent River, MD), U.S. Navy Military Sealift Command (Washington, D.C.), and U.S. Marine Corps Systems Command (Quantico, VA). By coordinating directly with such agencies, GlobalSCAPE is able to identify small business set-aside opportunities and work with designated small business advisors to pursue teaming opportunities for larger contracts.

As defined by Part 19 of the Federal Acquisition Regulations, the purpose of small business set-asides is to award certain acquisitions exclusively to small business concerns. The SBA also has advisors who assist small business in identifying and contracting for certain government business opportunities. "Government contracts can play a key role in helping small businesses turn the corner in terms of expansion and job creation. But make no mistake, the benefits the government receives are equally as impressive - working with small businesses allows the federal government to work with some of the most innovative companies in America, often with direct contact with the CEO," SBA Administrator Karen Mills stated in August.

GlobalSCAPE's CEO indicates small business programs open a new dimension for the company's business development activities. "Our leadership team has extensive small business experience and recognizes the business potential of these programs," said Morris. "While we have demonstrated our ability to win full and open competitions, we believe small business set-asides and the broader SBA small business goals provide additional opportunities for us to win government business."

As previously announced, GlobalSCAPE received its third substantial order from the U.S. Army in April and has won contracts with numerous other government agencies. The company has established partnerships with leading government resellers and also holds several industry certifications and validations. "We are pleased with the momentum of our government business development efforts," continued Morris. "We look forward to participating in these small business programs, establishing teaming agreements, and extending our record of contract wins."

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.